     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 2002

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                  FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                              04-3363001
           (State or other jurisdiction of                                (I.R.S. Employer
            incorporation or organization)                              Identification No.)
                                            82 RUNNING HILL ROAD
                                         SOUTH PORTLAND, MAINE 04106
                                               (207) 775-8100
                             (Address, including zip code, and telephone number,
                      including area code, of registrant's principal executive offices)

                             ---------------------
                                DANIEL E. BOXER
 EXECUTIVE VICE PRESIDENT AND CHIEF ADMINISTRATIVE OFFICER, GENERAL COUNSEL AND
                                   SECRETARY
                      FAIRCHILD SEMICONDUCTOR CORPORATION
                                 (207) 775-8100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                WITH COPIES TO:

                STEVEN R. FINLEY, ESQ.                                KRIS F. HEINZELMAN, ESQ.
             GIBSON, DUNN & CRUTCHER LLP                               CRAVATH, SWAIN & MOORE
                   200 PARK AVENUE                                       825 EIGHTH AVENUE
               NEW YORK, NEW YORK 10166                               NEW YORK, NEW YORK 10019
                    (212) 351-4000                                         (212) 474-1000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434 please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
         SECURITIES TO BE REGISTERED               REGISTERED            SHARE(1)             PRICE(1)         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01 par value per
  Share                                        24,150,000 shares          $27.18            $656,397,000          $60,388.52
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457(c) under the Securities Act based on the average of the high and low reported sales price per share of the registrant's Class A common stock on March 1, 2002 as reported on the New York Stock Exchange.
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED MARCH 8, 2002

PROSPECTUS

[FAIRCHILD SEMICONDUCTOR CORP. LOGO]

                               24,150,000 SHARES

                  FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

                              CLASS A COMMON STOCK

     By this prospectus, we may offer from time to time up to 14,575,000 shares of our Class A common stock and the selling stockholder identified in this prospectus may offer from time to time up to 9,575,000 shares of our Class A common stock. When we or the selling stockholder offer shares of Class A common stock, we will provide you with a prospectus supplement describing the specific terms of the offering, including the number of shares being offered and the price to the public. You should read this prospectus and each applicable prospectus supplement carefully before you invest.

     Our Class A common stock is listed in the New York Stock Exchange under the symbol "FCS". On March 7, 2002, the last reported sale price of the Class A common stock was $29.00 per share.

                             ---------------------

   YOU SHOULD READ THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT RELATING TO THE SPECIFIC ISSUE OF CLASS A COMMON STOCK CAREFULLY BEFORE YOU INVEST.

                             ---------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CREDIT SUISSE FIRST BOSTON                                  SALOMON SMITH BARNEY

                The date of this prospectus is           , 2002.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ABOUT THIS PROSPECTUS.......................................   2
FORWARD-LOOKING STATEMENTS..................................   2
WHERE YOU CAN FIND MORE INFORMATION.........................   3
INCORPORATION OF INFORMATION WE FILE WITH THE SEC...........   4
FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC..................   5
USE OF PROCEEDS.............................................   5
DESCRIPTION OF CAPITAL STOCK................................   5
THE SELLING STOCKHOLDER.....................................   8
PLAN OF DISTRIBUTION........................................   8
LEGAL MATTERS...............................................   9
EXPERTS.....................................................   9

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell up to 14,575,000 shares of our Class A common stock and the selling stockholder identified in this prospectus may sell up to 9,575,000 shares of our Class A common stock, in one or more offerings.

     This prospectus provides you with a general description of the Class A common stock that we and the selling stockholder may offer. Each time we or the selling stockholder offer shares, we will provide a prospectus supplement that will describe the specific terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information". We and the selling stockholder may use this prospectus to sell Class A common stock only if it is accompanied by a prospectus supplement.

     The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us, the selling stockholder and the shares that may be offered under this prospectus. You can read that registration statement at the SEC's web site or at the SEC's office mentioned under the heading "Where You Can Find More Information".

     Unless we otherwise indicate or unless the context requires otherwise, all references in this prospectus to "Fairchild", "we", "our", "us", "the company" or similar references mean Fairchild Semiconductor International, Inc. and its subsidiaries.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. The statements contained in this prospectus that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

     We have used the words "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "predict", "project", "will" and similar terms and phrases, including references to assumptions, in this prospectus to identify forward-looking statements. These forward-looking statements are made based on our management's expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from the forward-looking statements:

     - changes in demand for our products;

     - changes in inventories at our customers and distributors;

     - order cancellations or reduced bookings;

     - acquisitions;

     - disruption of manufacturing, marketing and distribution activities because of the integration of acquired businesses;

     - technological and product development risks; changes in general economic and business conditions;

     - changes in current pricing levels;

     - changes in political, social and economic conditions and local regulations;

     - foreign currency fluctuations;

     - reductions in sales to any significant customers;

     - significant litigation;

     - changes in sales mix;

     - industry capacity;

     - competition;

     - loss of key customers;

     - disruptions of established supply channels;

     - manufacturing capacity constraints; and

     - the availability, terms and deployment of capital.

     All of our forward-looking statements should be considered in light of these factors. We undertake no obligation to update our forward-looking statements to reflect new information, future events or otherwise, except as required by law.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering sales of Class A common stock. For further information on us, the selling stockholder and the common stock described in this prospectus and any prospectus supplement, you should refer to our registration statement, its exhibits and the documents incorporated by reference therein. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of those documents.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to "incorporate by reference" the information that we file with the SEC, which means:

     - incorporated documents are considered part of the prospectus;

     - we can disclose important information to you by referring you to those documents; and

     - information that we file with the SEC will automatically update and supersede this prospectus.

     We incorporate by reference the documents listed below that we have filed with the SEC under the Securities Exchange Act of 1934:

     - our annual report on Form 10-K for the fiscal year ended December 31, 2000;

     - our quarterly reports on Form 10-Q for the fiscal quarters ended April 1, 2001, July 1, 2001 and September 30, 2001;

     - our current reports on Form 8-K as filed with the SEC on January 31, 2001, March 21, 2001, April 25, 2001, May 29, 2001, July 26, 2001,
       September 6, 2001, October 25, 2001, October 26, 2001, November 28, 2001, January 23, 2002, February 21, 2002 and March 8, 2002; and

     - the information set forth in our registration statement on Form S-1 filed with the SEC on January 19, 2000 under the caption "Description of Capital Stock".

     We also incorporate by reference and are deemed to disclose to you as of the date of their filing with the SEC each of the following documents that we file with the SEC after the date of the filing of the registration statement of which this prospectus forms a part and until all the securities offered by this prospectus have been sold:

     - reports filed under Sections 13(a) and (c) of the Exchange Act, except for Current Reports on Form 8-K containing only Regulation FD disclosure furnished under Item 9 of Form 8-K and exhibits relating to such disclosures, unless otherwise specifically stated in the Form 8-K;

     - definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     - any reports filed under Section 15(d) of the Exchange Act.

     Any statement contained in this prospectus, including in a document that we incorporate by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or incorporated herein from a subsequently filed document modifies or supersedes such statement. Any statement that is so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded.

     We will provide, without charge, to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than the exhibits to that document, unless that exhibit is specifically incorporated by reference into the document that this prospectus incorporates. You may request a copy of any filings referred to above by contacting us at the following address:

         Fairchild Semiconductor Corporation
         82 Running Hill Road
         South Portland, Maine 04106
         Phone: (207) 775-8100
         Attention: General Counsel

     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement, as well as information we previously filed with the SEC and incorporated by reference, is accurate only as of the date such information was first filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates, and we disclaim any obligation to update statements regarding them except as required by law.

                  FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

     We are one of the largest independent semiconductor companies focused solely on multi-market products. Multi-market products are building block components that can be used in a wide range of applications and are found in virtually all electronic devices. We design, develop and market analog, discrete, interface and logic, non-volatile memory and optoelectronic semiconductors. We supply customers in a diverse range of end markets, including the computer, industrial, communications, consumer electronics and automotive industries. We are particularly strong in providing discrete and analog power management products, which address the growing requirement for portability and long battery life for computing and communication devices.

     Our executive offices are located at 82 Running Hill Road, South Portland, Maine 04106. Our telephone number is (207) 775-8100. We were incorporated in Delaware on March 10, 1997.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds we receive from the sale of our Class A common stock offered by this prospectus for general corporate purposes, including repayment of our debt or the debt of our subsidiaries, working capital, capital expenditures or potential acquisitions and investments. Until we use the net proceeds from the sale of our shares of Class A common stock for these purposes, we may use the net proceeds for temporary investments. We will not receive any proceeds from the sale of the shares of Class A common stock sold by the selling stockholder.

                          DESCRIPTION OF CAPITAL STOCK

     Our capital stock consists of 340,000,000 authorized shares of common stock, par value $.01 per share, divided into two classes consisting of:

     - 170,000,000 shares of Class A common stock, of which 100,188,356 shares were outstanding at February 13, 2002; and

     - 170,000,000 shares of Class B common stock, none of which were outstanding at February 13, 2002.

     Our capital stock also includes 100,000 authorized shares of preferred stock, par value $.01 per share, none of which is issued or outstanding.

CLASS A COMMON STOCK

     The holders of Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders other than elections of directors. Our Restated Certificate of Incorporation, as amended, provides for cumulative voting for directors. With cumulative voting, at each election for directors, each holder of Class A common stock is entitled to as many votes as would equal the number of shares he or she holds multiplied by the number of directors to be elected. The holder may cast all of his or her votes for a single candidate or may distribute them among any number of candidates. Under cumulative voting, a minority holder has a greater possibility of influencing the election of directors because, for example, the minority holder can increase the number of votes such holder may cast for an individual director. The holders of Class A common stock will be entitled to such dividends as may be declared at the discretion of our board of directors out of funds legally available for that purpose. The holders of Class A common stock will be entitled to share ratably with holders of Class B common stock in our net assets upon liquidation after payment or provision for all liabilities. A holder of Class A common stock may convert any or all of his or her shares into an equal number of shares of Class B common stock.

CLASS B COMMON STOCK

     Except as required by law, the holders of Class B common stock have no voting rights. The holders of Class B common stock will be entitled to such dividends as may be declared at the discretion of our board of directors out of funds legally available for that purpose. The holders of Class B common stock will be entitled to share ratably with holders of Class A common stock in our net assets upon liquidation after payment or provision for all liabilities. A holder of Class B common stock may convert any or all of his or her shares into an equal number of shares of Class A common stock, provided that such conversion would be permitted only to the extent that the holder of such shares to be converted certifies to us in writing that the holder would be permitted under applicable law to hold the total number of shares of Class A common stock which would be held after giving effect to the conversion.

PREFERRED STOCK

     Under our Restated Certificate of Incorporation, as amended, our board of directors has the authority to issue up to 100,000 shares of preferred stock, but only in connection with the adoption of a stockholder rights plan. A stockholder rights plan may only be adopted by our board of directors with the approval of holders of a majority of outstanding Class A common stock or with the unanimous consent of our board of directors, unless affiliates of Citigroup Inc. hold less than 15% of our outstanding common stock, in which case a stockholder rights plan may be adopted with the approval of a majority of our board of directors. If our board of directors has such requisite authority, it will be authorized to issue preferred stock in connection with a stockholder rights plan in one or more series, and to fix the voting powers, designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series. The ability of our board of directors to issue preferred stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of our outstanding Class A common stock. The ability of our board of directors to establish the preferences and rights of the shares of any series of preferred stock may also afford holders of any preferred stock preferences, powers and rights (including voting rights) senior to the rights of holders of our Class A common stock. We have no current plans to issue any shares of preferred stock.

OTHER PROVISIONS OF OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED

     Our Restated Certificate of Incorporation, as amended, contains provisions affecting the rights of our stockholders and the powers of our board of directors, including the following:

     - We are not subject to the provisions of Section 203 of the General Corporation Law of Delaware regulating takeovers. Section 203 generally makes it more difficult for a third party to take control of a company by prohibiting a third party owning more than 15% of the company's stock from entering into transactions with the company unless the board of directors or stockholders unaffiliated with the third party approve either the third party or the transaction at issue, before the third party becomes a 15% owner or the third party acquires at least 85% of the company's stock.

     - A stockholder rights plan can be adopted only with the consent of holders of a majority of outstanding Class A common stock or with the unanimous consent of our board of directors, except that if Citigroup Inc.'s affiliates' ownership is less than 15% of our outstanding common stock, then a stockholder rights plan can be adopted with the consent of a majority of our board of directors. A stockholder rights plan generally makes it more difficult for a hostile bidder to take control of a company by providing existing stockholders with special rights which would make it uneconomical for the third party to acquire additional interests. If our board of directors is authorized to and decides to implement a stockholder rights plan, the plan adopted by the board may deter acquisitions which you might deem to be in your best interests.

     - Our board of directors must have no fewer than seven and no more than nine members and may not be divided into classes. The term of each member of the board of directors expires at each annual stockholders' meeting. Having a minimum number of directors ensures that cumulative voting will operate to protect the interests of minority stockholders, since with a smaller board it would take a greater percentage of votes to elect one director. Similarly, by prohibiting a classified board, our Restated Certificate of Incorporation, as amended, ensures that stockholders may replace the entire board at each annual election.

     - Stockholders may act by written consent, without a meeting and without notice or a vote. This provision enables stockholders to act on matters subject to a stockholder vote without waiting until the next annual or special meeting of stockholders.

     - Each of the provisions described above, and the provision described above under "Preferred Stock" that limits the board of directors' ability to issue preferred stock other than in connection with a stockholder rights plan, may be amended only with the approval of holders of 75% of the outstanding Class A common stock. Amending other provisions requires approval by holders of a majority of the outstanding Class A common stock. The provision requiring a supermajority vote also cannot be amended without the consent of holders of 75% of the Class A common stock. If a third party -- that is, a person or entity other than our principal stockholders or members of our management -- acquires more than 40% of the Class A common stock, then the holders of a majority of the Class A common stock could amend the foregoing provisions. If, after any transfer by Citigroup Inc.'s affiliates, such affiliates together own less than 15% of our outstanding common stock, then holders of a majority of the Class A common stock could amend the foregoing provisions and the supermajority provisions itself. The effect of each supermajority provision is that holders of 25% of the Class A common stock could block amendments to our Restated Certificate of Incorporation, as amended, affecting the provisions described above.

REGISTRATION RIGHTS AGREEMENTS

     In connection with the entry by our then-existing stockholders into a Securities Purchase and Holders Agreement, which we refer to as the Stockholders' Agreement, we, Sterling Holding Company, LLC, some of our key employees and National Semiconductor Corporation, entered into a registration rights agreement. Pursuant to the registration rights agreement, upon the written request of Court Square Capital Limited or CCT Partners IV, LP, as successors in interest to Sterling Holding Company, LLC, we will prepare and file a registration statement with the SEC concerning the distribution of all or part of the shares held by Court Square Capital or CCT Partners and use our best efforts to cause such registration statement to become effective. If at any time we file a registration statement for our Class A common stock pursuant to a request by Court Square Capital or CCT Partners or otherwise (other than a registration statement on Form S-8, Form S-4 or any similar form, a registration statement filed in connection with a share exchange or an offering solely to our employees or existing stockholders, or a registration statement registering a unit offering), we will use our best efforts to allow the other parties to the registration rights agreement to have their eligible shares of our Class A common stock (or a portion of their shares when an underwriter determines that registering fewer than all their shares is advisable) included in such offering of our Class A common stock. We will pay the registration expenses of the selling stockholder, other than underwriting fees, brokerage fees and transfer taxes applicable to the shares sold by such stockholders or the fees and expenses of any accountants or other representatives retained by a selling stockholder. Except for the selling stockholder which has included shares in the registration covered by this prospectus, the parties eligible to include shares have waived their rights to do so.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Class A common stock is EquiServe Trust Co., N.A.

                            THE SELLING STOCKHOLDER

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus with respect to the selling stockholder. Because the selling stockholder may sell none, all or a portion of the shares that it holds pursuant to this offering, no meaningful estimate can be given as to the amount of shares that will be held by the selling stockholder after completion of this offering. Except as indicated in the footnotes to the table, the entity named in the table has sole voting and investment power with respect to all shares beneficially owned.

                                                           SHARES BENEFICIALLY OWNED
                                                              PRIOR TO OFFERING(1)
                                                           --------------------------     NUMBER OF
NAME                                                          NUMBER         PERCENT    SHARES OFFERED
----                                                       ------------     ---------   --------------
Court Square Capital Limited.............................   24,222,053(2)     24.18%      9,575,000

---------------

(1) The information contained in this table reflects "beneficial ownership" as defined in Rule 13d-3 under the Securities Exchange Act of 1934.

(2) Reflects 19,642,000 shares of Class A common stock directly beneficially owned by Court Square Capital Limited ("CSCL"), an indirect wholly owned subsidiary of Citigroup Inc., and 4,580,053 shares of Class A common stock directly beneficially owned by CCT Partners IV, LP, an affiliate of CSCL.

                              PLAN OF DISTRIBUTION

     We and the selling stockholder may sell the Class A common stock being offered hereby in one or more of the following ways from time to time:

     - to underwriters for resale to the public or to institutional investors;

     - directly to institutional investors;

     - directly to agents;

     - through agents to the public or to institutional investors; or

     - if indicated in the prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means.

     Credit Suisse First Boston and Salomon Smith Barney would be the joint-lead underwriters for any proposed underwritten offering.

     The prospectus supplements will set forth the terms of the offering of Class A common stock, including the number of shares being offered, the name or names of any underwriters or agents, the purchase price of the Class A common stock and the proceeds from the sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation and any discounts or concessions allowed or reallowed or paid to dealers.

     If underwriters are utilized in the sale, the Class A common stock will be acquired by the underwriters for their own account under an underwriting agreement that will be executed with the underwriters at the time an agreement for such sale is reached, and the gross spread for any transaction will not exceed 8% of the public offering price. Such underwriters may resell the Class A common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market or varying prices determined at the time of sale.

     Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase Class A common stock will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the Class A common stock if any is purchased.

     If a dealer is utilized in the sale of the Class A common stock, we and the selling stockholder will sell the Class A common stock to the dealer, as principal. The dealer may then resell the Class A common stock to the public at varying prices to be determined by the dealer at the time of resale.

     Underwriters, agents and dealers may be entitled under agreements entered into with us and the selling stockholder to be indemnified by us and the selling stockholder against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters, agents and dealers may be customers of, engage in transactions with, or perform services for us or the selling stockholder and our or the selling stockholder's subsidiaries and affiliates in the ordinary course of business.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the offered securities will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. The underwriters would be represented by Cravath, Swaine & Moore, New York, New York.

                                    EXPERTS

     The consolidated financial statements of our company and its subsidiaries as of December 30, 2001 and December 31, 2000, and for the years ended December 30, 2001 and December 31, 2000, the seven months ended December 26, 1999, and for the year ended May 30, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The report of KPMG LLP covering the aforementioned consolidated financial statements refers to a change in the method of accounting for business combinations as a result of adopting the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations" and certain provisions of SFAS No. 142, "Goodwill and Other Intangible Assets" as required for goodwill and other intangible assets resulting from business combinations consummated after June 30, 2001.

     This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is current only as of its date.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an estimate of all expenses payable by us in connection with the offering of the securities being registered, other than discounts and commissions.

Securities and Exchange Commission registration fee.........  $  60,389
Printing expenses...........................................  $ 150,000
Legal fees and expenses.....................................  $ 225,000
Accounting fees and expenses................................  $  50,000
NYSE listing fee............................................  $   1,500
Miscellaneous...............................................  $  50,000
          Total.............................................  $ 536,889
                                                              =========

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 145 also provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or defense of any claim issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Furthermore, Section 145 provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director's duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 of the Delaware General Corporation Law (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or for any transaction from which the director derived an improper personal benefit. Our Restated Certificate of Incorporation, as amended, contains a provision so limiting the personal liability of directors of our company.

     The Bylaws of our company provide for the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that such person is or was a director or officer of such company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of such company or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of such company serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of such company or other enterprise, against expenses (including attorneys' fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of such company, except to the extent that such indemnification is prohibited by applicable law. Our Bylaws also provide that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled as a matter of law or under any by-law, agreement, vote of stockholders or otherwise.

     We also maintain liability insurance covering directors and officers of our company.

ITEM 16.  EXHIBITS

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 1.1      Form of Underwriting Agreement*
 4.1      The relevant portions of the Restated Certificate of
          Incorporation, as amended.(1)(2)
 4.2      The relevant portions of the Restated Bylaws.(3)
 4.3      Registration Rights Agreement, dated March 11, 1997, among
          Fairchild Semiconductor International, Inc., Sterling
          Holding Company, LLC, National Semiconductor Corporation and
          certain management investors.(4)
 5.1      Opinion of Gibson, Dunn & Crutcher LLP.
23.1      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
          5.1).
23.2      Consent of KPMG LLP.
24.1      Powers of Attorney (included on signature pages).

---------------

 *  To be filed by amendment or under subsequent Current Report on Form 8-K.

(1) Incorporated by reference from Fairchild Semiconductor International Inc.'s Annual Report on Form 10-K for the fiscal year ended May 30, 1999, filed August 27, 1999.

(2) Incorporated by reference from Fairchild Semiconductor International Inc.'s Registration Statement on Form S-4, filed April 27, 2001 (File No. 333-58848).

(3) Incorporated by reference from Fairchild Semiconductor International, Inc.'s Registration Statement on Form S-4, filed March 23, 2000 (File No. 333-33082).

(4) Incorporated by reference from Amendment No. 1 to Fairchild Semiconductor International, Inc.'s Registration Statement on Form S-1, filed June 30, 1999 (File No. 333-78557).

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Fairchild Semiconductor International, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland, State of Maine, on the 8th day of March, 2002.

                                          FAIRCHILD SEMICONDUCTOR
                                          INTERNATIONAL, INC.

                                          By: /s/    DANIEL E. BOXER
                                            ------------------------------------
                                                      Daniel E. Boxer
                                                 Executive Vice President,
                                               General Counsel and Secretary

                               POWER OF ATTORNEY

     KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, except David A. Henry, constitutes and appoints Daniel E. Boxer and David A. Henry, each and individually, his attorneys-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement or any registration statement for the same offering that is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith or in connection with the registration of common stock under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 8th day of March, 2002:

                        SIGNATURE                                          TITLE
                        ---------                                          -----

                 /s/ KIRK P. POND                    Chairman of the Board of Directors, President and
 ------------------------------------------------       Chief Executive Officer (principal executive
                   Kirk P. Pond                                           officer)


               /s/ JOSEPH R. MARTIN                     Executive Vice President and Chief Financial
 ------------------------------------------------        Officer, and Director (principal financial
                 Joseph R. Martin                                         officer)


                /s/ DAVID A. HENRY                    Vice President, Corporate Controller (principal
 ------------------------------------------------                   accounting officer)
                  David A. Henry


            /s/ RICHARD M. CASHIN, JR.                                    Director
 ------------------------------------------------
              Richard M. Cashin, Jr.


              /s/ CHARLES M. CLOUGH                                       Director
 ------------------------------------------------
                Charles M. Clough


            /s/ WILLIAM T. COMFORT III                                    Director
 ------------------------------------------------
              William T. Comfort III

                        SIGNATURE                                          TITLE
                        ---------                                          -----

              /s/ PAUL C. SCHORR IV                                       Director
 ------------------------------------------------
                Paul C. Schorr IV


               /s/ RONALD W. SHELLY                                       Director
 ------------------------------------------------
                 Ronald W. Shelly


               /s/ WILLIAM N. STOUT                                       Director
 ------------------------------------------------
                 William N. Stout


                                                                          Director
 ------------------------------------------------
                Charles Carinalli